UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A-1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): March 12, 2007

Asia Global Holdings Corp.
(Exact name of Registrant as specified in its charter)

NEVADA	333-64804	75-3026459
(State of incorporation	(Commission file number)	(I.R.S. employer identification number)
or organization)

1601-1604 CRE Centre 889 Cheung Sha Wan Road Kowloon, Hong Kong (Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: 213-243-1503

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 12, 2007 the Registrant filed a Form 8-K stating under Item 2.03 the discussion of a Five Hundred Thousand Dollar ($500,000) Convertible Promissory Note, of which it stated that only Three Hundred Fifty Thousand Dollars ($350,000) had funded.

This amount was stated incorrectly. The correct amount should be Three Hundred Seventy Thousand Dollars ($370,000) funded with the remaining One Hundred Thirty Thousand Dollars ($130,000) not expected to fund.

The difference in the interest to be paid is from Seventy Thousand Dollars ($70,000) to Seventy-Four Thousand Dollars ($74,000).

Furthermore, the Company has reached a mutual agreement with Sabana Investments, LLC to extend the due date ninety (90) days from May 15, 2007 to August 15, 2007.

Item 9.01. Financial Statements and Exhibits

Exhibit No.     Description

99.1	Letter from Michael Mak, President regarding extension dated May 15, 2007

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASIA GLOBAL HOLDINGS CORP.

Dated: May 15, 2007	By:	/s/ Michael Mak
Michael Mak, President